                                                                   Exhibit 2 (h)

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 1st day of July, 1996, among HHI ACQUISITION CORP., a Delaware corporation ("Buyer"), HELIMA-HELVETION INTERNATIONAL, INC., a New York corporation ("Seller"), and, as to certain matters, HELMUT LINGEMANN GmbH & CO., a limited partnership formed under the laws of Germany ("Shareholder").


                                    RECITALS:
                                    ---------


     A. Buyer is a wholly owned subsidiary of Insilco Corporation, a Delaware corporation ("Insilco").

     B. Shareholder is the sole shareholder of Seller.

     C. Shareholder is also the sole shareholder of ARUP Alu-Rohr und Profil GmbH, a German corporation ("ARUP").

     D. Seller is engaged in the business of manufacturing and distributing rollformed products (collectively, the "Businesses"), including (i) high frequency welded radiator tubing for the automotive industry (the "Automotive Business") and (ii) high frequency welded spacer bars, muntin bars, and other related products for the insulated glass industry (the "Window Business") at a plant located at 175 Spartangreen Boulevard, Duncan, Spartanburg County, South Carolina (the "Plant").

     E. ARUP is also engaged in the business of manufacturing and distributing rollformed products at a plant located in Dortmund, Germany.

     F. Shareholder leases to Seller certain rollformers and related equipment used by Seller in the Automotive Business (collectively, the "Rollformers," as such term is defined in Section 1.2 (dd).

     G. Shareholder desires to sell to Buyer, and Buyer desires to purchase from Shareholder, the Rollformers, upon the terms and conditions hereinafter set forth.

     H. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the tangible and intangible assets and properties owned or used by Seller in connection with the Automotive Business, upon the terms and conditions hereinafter set forth.

     I. Simultaneously with the execution of this Agreement, Shareholder has entered into an agreement with Insilco NewCo GmbH, a German corporation and a wholly owned subsidiary of Insilco, for the purchase of all of the outstanding shares of capital stock of ARUP (the "ARUP Stock Purchase Agreement").


                               TERMS OF AGREEMENT:
                               -------------------

     In consideration of the foregoing Recitals and the mutual promises contained herein, and intending to be legally bound hereby, Buyer, Seller, and Shareholder hereby agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     SECTION 1.1 DEFINITIONS CONTAINED IN THE PREAMBLE AND RECITALS. For purposes of this Agreement, the following terms shall have the meanings assigned to them in the preamble and Recitals of this Agreement:

     (a) this "Agreement"; provided, however, that any reference herein to this Agreement shall include any and all schedules and exhibits attached hereto, which shall be incorporated by reference herein, and any and all subsequent amendments or supplements to this Agreement or such schedules and exhibits;

     (b) "ARUP";

     (c) the "ARUP Stock Purchase Agreement";

     (d) the "Automotive Business";

     (e) the "Businesses";

     (f) "Buyer";

     (g) "Insilco";

     (h) the "Plant";

     (i) "Seller"; provided, however, that, for purposes of paragraphs 1.2(cc)(7) and 5.18 hereof, "Seller" shall include Seller as well as and any trade or business, whether or not incorporated, whose employees are, or at any time within six years prior to the Closing Date were, treated as employed by Seller pursuant to Section 414(b), (c), (m), or (o) of the Code;

     (j) "Shareholder"; and

     (k) the "Window Business."

     SECTION 1.2 OTHER DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as follows:

     (a) an "Acquisition Proposal" shall mean an inquiry received from, or an offer or proposal made by or on behalf of, any other corporation, firm, association, person, or other entity relating to any possible merger involving Seller, any possible sale of any of the Purchased Assets other than in the ordinary course of business, any possible sale of an equity interest in Seller, or any possible other business combination involving Seller or any of the Purchased Assets;

     (b) the "Assumed Liabilities" shall mean:

          (1) all accounts payable to third party trade creditors (other than Shareholder or any affiliates of Shareholder, or otherwise as excepted on
     Schedule 1.2 (b)) incurred in the ordinary course of the operation of either of the Businesses, as the same are reflected in the


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     Financial Statements or otherwise listed and described on the books and records of Seller, to the extent the same have not been paid, satisfied, discharged, or released prior to the Closing Date;

          (2) all Liabilities of Seller arising after the Closing Date and incurred in the operation of the Automotive Business after the Closing Date under contracts, leases, agreements, licenses, commitments, and orders listed on Schedule 1.2(ff) hereto and validly assigned to Buyer; and

          (3) all Liabilities of Seller specifically identified as being assumed by Buyer on Schedule 1.2(b) hereto, to the extent the same have not been paid, satisfied, discharged, or released prior to the Closing Date.

     (c) the "Audited 1995 Financial Statements" shall mean the balance sheets of Seller as of December 31, 1995 and December 31, 1994, and the related statements of revenue, expenses, and retained earnings (deficit) and cash flows for the year ended December 31, 1995, together with related notes, schedules, and supplementary information, each of which statements shall have been audited by independent certified public accountants acceptable to Buyer, to the extent the same are finalized and delivered to Seller prior to the Closing;

     (d) the "Bulk Sales Escrow Amount" shall mean the amount to be held in escrow pursuant to paragraph 3.3(b) hereof;

     (e) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.;

     (f) the "Closing" shall mean the consummation of the transactions contemplated by this Agreement;

     (g) the "Closing Date" shall mean July 8, 1996, or such other date as the parties shall agree upon in writing;

     (h) the "Closing Inventory" shall mean the total value of the inventory items, including related supplies, raw materials, work-in-process, and finished goods, included in the Purchased Assets as of the Closing Date, determined by the inventory of such items to be performed by Arthur Andersen LLP as of the Closing Date pursuant to Section 3.2 hereof and in accordance with the directions and standards referred to therein;

     (i) the "Code" shall mean the Internal Revenue Code of 1986, as amended through the date hereof;

     (j) "Employee Benefit Plans," shall mean any and all "employee benefit plans," as defined in Section 3(3) of ERISA, "employee pension benefit plans," as defined in Section 3(2) of ERISA, "employee welfare benefit plans," as defined in Section 3(1) of ERISA, and "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA), and any trusts related thereto, as well as any deferred compensation plan, bonus or profit sharing plan, stock option plan, stock appreciation rights plan, employee stock purchase plan, or any other employee benefit plan, agreement, arrangement, commitment, or policy, and any trusts related thereto, including without limitation any employee benefit plan, agreement, arrangement, commitment, or policy that provides for either (i)

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health, pension, or life insurance coverage or benefits for retirees or former employees of Seller, or (ii) benefits payable upon the occurrence of the transactions contemplated by this Agreement or upon a change of control of Seller;

     (k) the "Environmental Laws" shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions relating to (i) the environment, (ii) protection of human health from chemicals, wastes, pollution, or environmental contamination, or (iii) the generation, treatment, storage, recycling, transportation, disposal, Release, or containment of any materials, waste products, or substances, including oil and other petroleum products, contaminants, and pollutants;

     (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

     (m) the "Escrow" shall mean the escrow created pursuant to the ARUP Stock Purchase Agreement and Section 3.3 of this Agreement for the purpose of holding and disbursing the Holdback Amount, the Post-Closing Adjustment Escrow Amount, and the Bulk Sales Escrow Amount;

     (n) the "Escrow Agent" shall mean the escrow agent designated in the ARUP Stock Purchase Agreement to hold and disburse the Holdback Amount, the Post-Closing Adjustment Escrow Amount, and the Bulk Sales Escrow Amount;

     (o) the "Financial Statements" shall mean the 1994 Financial Statements, the Unaudited 1995 Financial Statements, the Audited 1995 Financial Statements, and the Unaudited March 31, 1996 Balance Sheet;

     (p) "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act, as amended, 26 U.S.C. Section 1445;

     (q) "Hazardous Material" shall mean any substance regulated under the Environmental Laws;

     (r) the "Holdback Amount" shall mean the amount to be held in escrow under the terms of the ARUP Stock Purchase Agreement to fund certain obligations of Shareholder under the ARUP Stock Purchase Agreement and certain obligations of Seller and Shareholder under this Agreement, in accordance with paragraph 13.2(d) hereof;

     (s) "Liabilities" (or, individually, a "Liability") shall mean any and all debts, liabilities, indebtedness, payments, and other obligations accrued, accruing, due, owed, owing, or payable by a particular person or entity, including all costs and expenses associated therewith and specifically including, without limitation:

          (1) any right against such person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, undisputed, legal, equitable, secured, or unsecured;

          (2) any right against such person to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or

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     unsecured; and

          (3) any obligation of such person for the performance of any covenant or agreement, whether for the payment of money or otherwise);

     (t) the "1994 Financial Statements" shall mean, collectively, the balance sheets of Seller as of December 31, 1994 and December 31, 1993, and for the year ended December 31, 1994 the related statements of revenue, expenses, and retained earnings (deficit) and cash flows, together with related notes, schedules, and supplementary information, each of which statements has been audited by Kornelia M. Seyfried, Certified Public Accountant, P.C., which audit opinion has subsequently been withdrawn;

     (u) the "Post-Closing Adjustment" shall mean the adjustment to the Purchase Price determined pursuant to Section 3.2 hereof;

     (v) the "Post-Closing Adjustment Escrow Amount" shall mean the amount to be held in escrow pursuant to paragraph 3.3(a) hereof;

     (w) the "Priorities List" shall mean the National Priorities List promulgated by the United States Environmental Protection Agency pursuant to CERCLA or an any similar state list.

     (x) the "Purchased Assets" shall mean all right, title, interest, and claims of Seller in, to, relating to, or arising under the business, franchises, rights, privileges, claims, choses in action, judgments, properties, and assets of Seller, of every nature and description whatsoever, tangible and intangible, wherever located, together with any replacements, additions, and modifications thereof or thereto, with the exception of the Retained Assets and less any items sold, otherwise disposed of, or consumed in the ordinary course of business prior to the Closing Date, and specifically including, without limitation, the following assets:

          (1) all inventories of raw materials, supplies, purchased parts to be incorporated in finished products, work-in-process, and finished products used in connection with the Automotive Business, including, but not limited to, the assets listed or described on Schedule 1.2(w)(1) hereto, but excluding the Retained Assets;

          (2) all equipment owned or leased (to the extent of such leasehold interest) by Seller and used in the operation of the Businesses, including furniture, fixtures, machinery, tools, shelving, material handling equipment, motor vehicles, computer hardware and peripheral equipment, computer software, telephone equipment, and all manufacturers' warranties, builders' warranties, and related or similar claims including, without limitation, the items listed or described on Schedule 1.2(w)(2) hereto, but excluding the Retained Assets;

          (3) all of Seller's Contracts, together with all rights, interests, and claims of Seller thereunder of every nature and description;

          (4) all rights, interests, and claims in, to, or under all of Seller's patents, copyrights, trademarks, service marks, trade names, brand names, computer software, and all licenses, agreements,

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         registrations, and applications with respect to any of the foregoing, and all rights of Seller to obtain renewals or extensions thereof, together with any goodwill associated with any of the foregoing, in perpetuity, whether existing on the date hereof or arising or acquired by Seller subsequent to the date hereof, including, without limitation, the items listed on Schedule 1.2(w)(4) hereto, together will all rights, interests, and claims of Seller of every nature and description heretofore accrued or hereafter accruing with respect thereto, but excluding the Retained Assets;

                  (5) all trade secrets, know-how, processes, designs, and drawings associated with the products manufactured or otherwise produced in the operation of the Businesses, including all documents relating thereto, including, without limitation, those listed or described in Schedule 1.2(w)(5) hereto, but excluding the Retained Assets;

                  (6) all other intangible assets and all rights, interests, and claims in, to, or under such intangible assets, including, without limitation all of Seller's customer lists, relationships and arrangements with customers and suppliers, together with any goodwill associated with any of the foregoing, in perpetuity, whether existing on the date hereof or arising or acquired by Seller subsequent to the date hereof, together will all rights, interests, and claims of Seller of every nature and description heretofore accrued or hereafter accruing with respect thereto, but excluding the Retained Assets;

                  (7) all transferable licenses, authorizations, and permits issued by any governmental agency relating to the Automotive Business, whether presently or hereafter obtained, and all applications therefore whether pending or hereafter filed, including, but not limited to, those listed on Schedule 1.2(w)(7) hereto;


                  (8) any and all accounts receivable arising out of or attributable to the operation of the Automotive Business, and any and all claims, demands, judgments, rights, choses in action, bills and notes receivable, documents, contracts, instruments, credits, refunds, security and utility deposits, deferred items and prepaid expenses, advances, bank accounts, cash on hand, and cash equivalents held or owned by Seller, but excluding the Retained Assets;

                  (9) all other assets and property of Seller reflected in the Financial Statements or otherwise recorded on the books and records of Seller or acquired by Seller in the ordinary course of business or through contribution by Shareholder subsequent to March 31, 1996, and prior to the Closing Date, but excluding the Retained Assets; and

                  (10) all books, records, and files of Seller relating to the Automotive Business for all periods prior to the Closing Date owned by Seller and used in connection with the Automotive Business, except any and all personnel files for any employees of Seller who are not retained or hired by Buyer immediately after the Closing;

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     (y) the "Purchase Price" shall mean the total purchase price for the
Purchased Assets, as set forth in Section 3.1 hereof;

     (z) the "Real Property" shall mean the real property listed and described on Schedule 1.2(y) hereto;

     (aa) a "Release" shall mean a release as defined in 42 U.S.C. Section 9601(22);

     (bb) the "Retained Assets" shall mean the following assets of Seller:

                  (1) original tax returns, corporate minutes, seals, and capital stock books of Seller and any and all personnel files for any employees of Seller who are not retained or hired by Buyer immediately after the Closing; provided, however, that all of the foregoing shall be made available to Buyer as provided in paragraph 8.2 hereof;

                  (2) any and all accounts receivable attributable to or arising out of the operation of the Window Business;

                  (3) any and all other assets of Seller used exclusively in connection with and in relation to the Window Business and not used in connection with or related in any way to the Automotive Business, and specifically including, without limitation, all of the types and kinds of assets listed in clauses 1.2(x)(1) through (9) hereof that are used in the Window Business and are not currently being used and cannot be used in the Automotive Business; and

                  (4) the specific assets listed on Schedule 1.2(bb) hereto;

     (cc) the "Retained Liabilities" shall mean any and all Liabilities of Seller not specifically included in the Assumed Liabilities being assumed by Buyer pursuant to Section 2.3 hereof, regardless of whether any such Liabilities may be disclosed to Buyer pursuant to Article V hereof or otherwise or whether Buyer may have knowledge of the same, specifically including, but not limited to, the following:

                  (1) Liabilities for federal, state, local, or foreign taxes, or any interest, penalties, or additions to tax with respect thereto relating to the business and operations of Seller on or before the Closing Date, including, without limitation, any tax liability of Seller or Shareholder arising out of or resulting from the consummation of the transactions contemplated hereby;

                  (2) Liabilities required by this Agreement to be disclosed by Seller to Buyer and not so disclosed or which arise out of a breach of any representation, warranty, or covenant made by Seller under or pursuant to this Agreement;

                  (3) Liabilities for any civil or criminal penalties (including interest), or any payments in the nature thereof, imposed upon Seller, or sought to be imposed upon Buyer or any of the shareholders, directors, officers, employees, or agents of Buyer, on account of any fraudulent,
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         criminal, intentional, willful, or negligent act or omission or any violation of law by Seller or any of their respective directors, officers, employees, or agents;

                  (4) without limiting the generality of clause (3) above, Liabilities for any civil or criminal penalties or liabilities (including interest), or any payments in the nature thereof, or any damages or remedial or clean-up costs, under any Environmental Laws or under any federal, state, or local law, rule, regulation, or policy governing occupational health and safety matters, or founded upon any private right of action or other third party claim in respect of environmental or occupational health or safety matters, imposed upon, or sought to be imposed upon, Buyer on account of any act or omission (in each case occurring in whole or in part on or prior to the Closing
         Date) of Seller or any of the directors, officers, employees, or agents of Seller;

                  (5) Liabilities arising out of, based upon, or resulting from any actions, suits, claims, or proceedings, whether in law or equity, pending or threatened, based upon any transactions or occurrences or acts or omissions on or prior to the Closing Date including, without limitation, any liability or judgment resulting from the matters which are the subject of any of the lawsuits, proceedings, or claims listed or described on Schedules 5.8 and 6.3 hereto;

                  (6) Liabilities for any loans, accounts, or other obligations payable or owing to Shareholder, any affiliates of Shareholder, or any other present or former stockholders of Seller;

                  (7) any Liability with respect to any Employee Benefit Plans which Seller maintains or has maintained or to which Seller contributes, to which Seller has contributed, to which Seller is obligated to contribute, or with respect to which Seller may have any potential liability;

                  (8) Liabilities for the following, to the extent that such items are not reflected in the Financial Statements:

                           (A) all of the employee benefit claims (including
                  long-term disability) and worker's compensation claims for all employees of Seller arising from any accident, illness, or injury existing or occurring on or before the Closing Date;

                           (B) all back pay, vacation or holiday pay, severance
                  payments, disability payments, unemployment insurance payments, and health insurance payments, or reimbursement of medical expenses, including any such payments, reimbursements, and expenses relating to covered dependents, disability, illness, or other facts, whether occurring before or after the Closing Date, for all employees of Seller who are terminated, laid off, or

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


                  retired on or before the Closing Date; and

                           (C) all future claims arising from any disability,
                  illness, or other facts existing or occurring on or before the Closing Date for the duration of such disability, illness, or other facts for all employees of Seller and their eligible dependents;

         (dd) "Rollformers" shall mean all of Shareholder's right, title, and interest in and to the rollformers and related equipment that are currently leased by Seller from Shareholder pursuant to (i) a certain Lease Agreement between Shareholder and Seller, dated June 1, 1993, and (ii) a certain Assembly and Lease Agreement between Shareholder and Seller, dated January 1, 1994.

         (ee)     "Rollformers Purchase Price" shall mean $2,381,380 (U.S.).

         (ff) "Seller's Contracts" shall mean any and all contracts, agreements, leases, debt instruments, security agreements, franchises, licenses, commitments, orders, understandings, arrangements, and other items listed on
Schedule 1.2(ff) hereto, and any and all other such items (i) relating to or affecting any of the Purchased Assets, or (ii) to which Seller is a party or is bound and which relate in any way to the Automotive Business, but excluding the Retained Assets;

         (gg) the "Unaudited March 31, 1996 Balance Sheet" shall mean the internal, unaudited balance sheet of Seller as of March 31, 1996, a copy of which is attached as Exhibit A hereto; and

         (hh) the "Unaudited 1995 Financial Statements" shall mean the unaudited balance sheet of Seller as of December 31, 1995, and December 31, 1994, and the related unaudited statements of revenue, expenses, and retained earnings (deficit) and cash flows for the fiscal years then ended, a copy of which has been delivered to Buyer prior to the execution of this Agreement.


                                   ARTICLE II

                             ASSETS AND LIABILITIES
                             ----------------------

         SECTION 2.1 PURCHASE AND SALE OF THE PURCHASED ASSETS. On and as of the Closing Date, on the terms and subject to the conditions herein expressed, Buyer agrees to buy and Seller agrees to sell, convey, transfer, set over, and deliver to Buyer, its successors and assigns, forever, all of the Purchased Assets, free and clear of all pledges, liens, charges, claims, encumbrances, licenses, covenants, leases, security interests, agreements, and rights of other persons (other than rights of third parties under contracts, including leases, to be assumed by Buyer under this Agreement) of every nature and description whatsoever. Buyer understands and agrees that certain liens on some or all of the Purchased Assets will be released at the time of the Closing upon receipt by the lienholders of payments to be made out of the proceeds of the Closing.

         SECTION 2.2 RETAINED ASSETS. Seller shall retain all right, title, and interest in and to the Retained Assets following the Closing Date. The parties agree to make mutually agreeable arrangements for the removal or other disposition of the Retained Assets within a reasonable time after the Closing Date; provided, however, that if Seller has not removed or arranged for the disposal of all of the Retained Assets within 30 days after the Closing Date, Buyer shall be entitled to charge Seller a reasonable amount for the continued storage of any such assets which remain on the Real Property or otherwise in Buyer's custody or control after such 30-day period.


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



         SECTION 2.3 ASSUMED LIABILITIES. Effective as of the Closing Date, Buyer shall assume and agree to pay, satisfy, and discharge, all of the Assumed Liabilities, in accordance with their respective terms, subject to the occurrence of the Closing and to any defenses or claimed offsets asserted in good faith against the obligee to whom such Liabilities are owed.

         SECTION 2.4 RETAINED LIABILITIES. Buyer shall not assume any of the Retained Liabilities and Seller shall retain responsibility for, and pay when due, all such Liabilities following the Closing.

         SECTION 2.5 PURCHASE AND SALE OF THE ROLLFORMERS. On and as of the Closing Date, on the terms and subject to the conditions herein expressed, Buyer agrees to buy and Shareholder agrees to sell, convey, transfer, set over, and deliver to Buyer, its successors and assigns, forever, all of the Rollformers, free and clear of all pledges, liens, charges, claims, encumbrances, licenses, covenants, leases, security interests, agreements, and rights of other persons of every nature and description whatsoever. Buyer understands and agrees that certain liens on some or all of the Rollformers will be released at the time of the Closing upon receipt by the lienholders of payments to be made out of the proceeds of the Closing.


                                   ARTICLE III

                                 PURCHASE PRICE
                                 --------------

         SECTION 3.1 PURCHASE PRICE. The Purchase Price for the Purchased Assets shall be $8,977,299 (U.S.), plus an amount of $645,628 (U.S.)(the "Purchase Price Supplement"), which represents one-half of the estimated reduction in the net current assets of the Window Business since March 31, 1996, less the amount of the Post-Closing Adjustment determined in accordance with Section 3.2 below and plus the amount, if any, of the adjustment to be made under paragraph 3.3(d) hereof.

         SECTION 3.2 DETERMINATION OF THE POST-CLOSING ADJUSTMENT.

         (a) As soon as practicable following the Closing Date, Seller will cause its independent certified public accountants, Arthur Andersen LLP, to determine the amount of the Post-Closing Adjustment, if any, and to prepare and furnish to Buyer and Seller a written report detailing the calculation of the amount of such Post-Closing Adjustment. In order to determine the amount of the Closing Inventory, Arthur Andersen LLP shall be directed to perform a complete physical count of the inventory items included in the Purchased Assets and to make appropriate adjustments, in accordance with generally accepted accounting principles, for any such items that are not merchantable, are nonconforming, are not suitable or usable for the production or completion of merchantable products, for sale in the ordinary course of business as first quality goods at normal mark-ups, or are obsolete or below standard quality. Upon request by either party, such accountants shall make their "work papers" in connection with such determination available for review by such party's accountants, at such party's expense, during normal business hours and on reasonable advance notice.

         (b) The amount of the Post-Closing Adjustment shall be equal to the sum of the following amounts:

                           (i)   the Purchase Price Supplement; and

                           (ii) the amount, if any, by which the amount of the net inventory (i.e., the total inventory less appropriate reserves for obsolete

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         or defective inventory) relating to the Automotive Business, as shown on the Unaudited 1995 Financial Statements, exceeds the total amount of the Closing Inventory; plus

                          (iii) the amount, if any, by which (A) the difference obtained by subtracting the total amount of the accounts receivable arising out of or attributable to the operation of the Automotive Business, FROM the total amount of the accounts payable arising out of or attributable to the operation of both of the Businesses, as the same are determined by Arthur Andersen LLP as of the Closing Date pursuant to paragraph 3.2(a) hereof, EXCEEDS (B) the difference obtained by subtracting the total amount of the accounts receivable arising out of or attributable to the operation of the Automotive Business, FROM the total amount of the accounts payable arising out of or attributable to the operation of both of the Businesses,, as such amounts are shown on the Unaudited March 31, 1996 Balance Sheet, it being recognized that Seller receives no credit if the amount determined in (A) above is less than the amount determined in (B) above;

                           (iv) PROVIDED HOWEVER, that the sum of the amounts determined under (ii) and (iii) of this section shall not exceed the amount by which (A) the net inventory relating to the Automotive Business, plus the total accounts receivable of the Automotive Business, less the total accounts payable of the Businesses as each of such amounts are shown on the Unaudited March 31, 1996 Balance Sheet, exceeds (B) the Closing Inventory, plus the total accounts receivable of the Automotive Business, less the total accounts payable of the Businesses each as of the Closing, as the same are determined by Arthur Andersen LLP pursuant to paragraph 3.2(a) hereof.

         (c) Buyer and Seller shall have 30 days after receipt of the initial determination of the amount of the Post-Closing Adjustment within which to object to such determination. If neither party objects by written notice to the other party within such 30-day period, each party will be deemed to have accepted and agreed to such determination, whereupon such determination shall be final and binding upon all parties. If a party objects to such determination, then the parties agree to meet within ten days after the other party has received notice of the objection to discuss such objection. At the conclusion of such meeting, the parties will either (i) agree to accept the initial determination of the amount of the Post-Closing Adjustment, whereupon such determination shall be final and binding on all parties, (ii) agree to accept a revised amount of the Post-Closing Adjustment, whereupon such determination shall be final and binding on all parties, or (iii) direct the accountants to review their initial determination of the Post-Closing Adjustment in light of the specific calculations or methodologies that are in dispute, and to report to Buyer and Seller the results of such review, such accountants' conclusions with respect thereto, and a final determination of the amount of the Post-Closing Adjustment, whereupon such determination shall be final and binding on all parties. Buyer agrees to use its best efforts to cause such review to be completed within 30 days after the accountants are directed to undertake such review.

         (d) Buyer and Seller shall share equally the costs of the determination of the amount of the Post-Closing Adjustment, with Seller's portion to be deducted from the Post-Closing Escrow Amount.

         (e) The determination of the amount of the Post-Closing Adjustment shall be made in accordance with the directions specified in this Section 3.2 and, except as otherwise specifically provided in this Section 3.2, shall be made using accounting methodologies that are in conformity with generally accepted accounting principles and, to the extent not inconsistent with generally accepted accounting principles, consistent with those methodologies employed in the preparation of the Financial Statements.


         SECTION 3.3 PAYMENT OF THE PURCHASE PRICE; ESCROW. The Purchase Price shall be payable as follows:

         (a) At the Closing, Buyer shall deposit the Post-Closing Adjustment Escrow Amount, in the amount of $500,000.00 (U.S.), in the Escrow with the Escrow Agent, to be held and disbursed by the Escrow Agent in accordance with the terms of the ARUP Stock Purchase Agreement and the following terms and conditions:

                  (1) If the amount of the Post-Closing Adjustment is less than or equal to the amount of the Post-Closing Adjustment Escrow Amount, then, within ten business days after the final determination of the Post-Closing Adjustment, Buyer and Seller shall jointly, in writing, direct the Escrow Agent to (i) promptly pay to Buyer from the Post-Closing Adjustment Escrow Amount the amount of the Post-Closing Adjustment, together with any interest accrued thereon through the date of such disbursement, and (ii) promptly pay the balance of the Post-Closing Adjustment Escrow Amount, if any, together with any interest accrued thereon through the date of such disbursement, to Seller; and

                  (2) If the amount of the Post-Closing Adjustment is greater than the Post-Closing Adjustment Escrow Amount, then, within ten business days after the final determination of the Post-Closing Adjustment, Buyer and Seller shall jointly, in writing, direct the Escrow Agent to pay to Buyer the entire amount of the Post-Closing Escrow Amount, plus any interest accrued thereon through the date of such disbursement, and so much of the Bulk Sales Escrow Amount, plus any interest accrued thereon through the date of such disbursement, as is necessary to pay the remaining balance of the Purchase Price Adjustment;

                  (3) If the amount of the Post-Closing Adjustment is greater than the Post-Closing Adjustment Escrow Amount and the Bulk Sales Escrow Amount, then Buyer and Seller shall jointly, in writing, direct the Escrow Agent to pay Buyer such remaining balance from the Holdback Amount, plus any interest accrued thereon through the date of such disbursement.

         (b) At the Closing, Buyer shall deposit the Bulk Sales Escrow Amount, in the amount of $250,000.00 (U.S.), in the Escrow with the Escrow Agent, to be held and disbursed by the Escrow Agent in accordance with the terms of the ARUP Stock Purchase Agreement and Section 13.2 hereof.

         (c) Buyer shall pay the balance of the Purchase Price (after deducting therefrom the sum of the amounts to be withheld pursuant to paragraphs 3.3(a) and (b) above and plus or minus the amount of any prorations determined pursuant to Section 4.5 hereof, as appropriate) to Seller (or creditors of Seller) at the Closing by wire transfer of funds to an account or accounts designated by Seller prior to the Closing.

         (d) If the Closing is not held on or before July 10, 1996, through no fault of Seller or Shareholder, the total amount of the Purchase Price shall be increased by an amount equal to 0.0001918 times the amount of the Purchase Price per day until the Closing is held.

         SECTION 3.4 ALLOCATION OF THE PURCHASE PRICE. Schedule 3.4 hereto reflects the manner in which Buyer and Seller have agreed to allocate the Purchase Price among the Purchased Assets. The allocation shall be binding upon both Buyer and Seller for purposes of reporting the sale of the Purchased Assets to the appropriate taxing authorities. Buyer and Seller shall each timely file with the Internal Revenue Service, U.S. Department of Treasury, a Form 8594 Report that is consistent with such allocation and the parties hereby agree with each other that neither will take a position before any governmental or regulatory body charged with the collection of any tax, or in any judicial proceeding, that is in any way inconsistent with Schedule 3.4.

         SECTION 3.5 PAYMENT OF THE ROLLFORMERS PURCHASE PRICE. The Rollformers Purchase Price shall be payable by Buyer to Shareholder (or creditors of Shareholder) at the Closing by wire transfer of funds to an account or accounts designated by Shareholder prior to the Closing. If the Closing is not held on or before July 10, 1996, through no fault of Seller or Shareholder, the total amount of the Rollformers Purchase Price shall be increased by an amount equal to 0.0001918 times the amount of the Rollformers Purchase Price per day until the Closing is held.



                                   ARTICLE IV

                                   THE CLOSING
                                   -----------

         SECTION 4.1 THE CLOSING. This transaction shall be closed at 10:00 a.m., local time, on the Closing Date at the Plant, or at such other place as the parties may agree upon in writing. The transactions effected at Closing shall be deemed to be simultaneous and shall be effective as of 12:01 A.M., Duncan, South Carolina local time, on the Closing Date.

         SECTION 4.2 BUYER'S OBLIGATIONS AT THE CLOSING. At the Closing, Buyer shall deliver to Seller, Shareholder or to the Escrow Agent, as appropriate, the following:

         (a) the payments as provided in paragraphs 3.3(a), (b), and (c) and 3.5 hereof;

         (b) a certificate of the Secretary of Buyer setting forth the action taken by the board of directors of Buyer to approve and authorize this Agreement and the transactions contemplated hereby; and

         (c) any other documents to be executed by the parties in connection with the consummation of the transactions contemplated hereunder in accordance with the terms of this Agreement, all as executed by Buyer.

         SECTION 4.3 SELLER'S OBLIGATIONS AT THE CLOSING. At the Closing, Seller shall deliver to Buyer the following:

         (a) good and sufficient conveyance documents, including, but not limited to, a transferable and recordable general warranty deed, a title affidavit, a FIRPTA certificate, a bill or bills of sale, and assignments of contracts, warranties, intellectual property rights, and other intangibles, duly executed, in forms satisfactory to Buyer's legal counsel, vesting title to the Purchased Assets in Buyer, free and clear of all liens, charges, encumbrances, and conditions, whatsoever (except as otherwise agreed to by Buyer), and possession of the Purchased Assets;

         (b) releases or satisfactions of all then existing mortgages or other liens encumbering the Real Property and releases or terminations of all then existing security interests, if any, encumbering any of the other Purchased Assets, including, but not limited to, the UCC financing statements evidencing a lien in favor of Deutsche Credit Corporation with respect to certain items of machinery and equipment, duly executed on behalf of the secured party and running in favor of Seller and Buyer, which releases shall also include a release and waiver of any right to make a claim against Buyer under any applicable bulk transfer laws;

         (c) an assignment of the lockbox currently maintained by Seller for the receipt of payments on accounts receivable, provided, however, that promptly upon receipt by Buyer, Buyer shall remit to Seller or to a creditor of Seller designated by Seller, any and all amount received by Buyer in payment of any of the accounts receivable of Seller included in the Retained Assets;

         (d) a certificate of the Secretary of Seller, setting forth the action taken by Shareholder and the board of directors of Seller to approve and authorize this Agreement and the transactions contemplated hereby;

         (e) a certificate signed by Seller stating that the representations and warranties of Seller set forth in Article V hereof are true and correct as of the Closing Date, and that the conditions to Buyer's obligations set forth in
Section 10.2 hereof have been fulfilled;

         (f) any certifications, affidavits or other documents reasonably required by Buyer in connection with income tax withholding, reporting, and allocation requirements;

         (g) any other documents to be executed by the parties in connection with the consummation of the transactions contemplated hereunder in accordance with the terms of this Agreement, all as executed by Seller, and such other documents and instruments executed by Seller as are reasonably requested by Buyer; and

         (h) the opinions of legal counsel for Seller, Doffermyre Shields Canfield Knowle & Devine and Dr. Ulrich Jungst, of Gorg, dated as of the Closing Date, in the forms attached as Exhibits B and C, respectively, hereto. In rendering such opinions, counsel for Seller shall be entitled to rely upon appropriate certificates of public officials, upon the official minutes of the corporate proceedings of Seller and, as to factual matters, upon certificates from appropriate officers of Seller.

         SECTION 4.4 SHAREHOLDER'S OBLIGATIONS AT THE CLOSING. At the Closing, Shareholder shall deliver to Buyer the following:

         (a) a certificate signed by Shareholder stating that the representations and warranties of Shareholder set forth in Article VI hereof are true and correct as of the Closing Date;

         (b) any certifications, affidavits or other documents reasonably required by Buyer in connection with income tax withholding, reporting, and allocation requirements;

         (c) good and sufficient conveyance documents, including, but not limited to, a bill or bills of sale for the Rollformers, duly executed, in forms satisfactory to Buyer's legal counsel, vesting title to the Rollformers in Buyer, free and clear of all liens, charges, encumbrances, and conditions, whatsoever, and possession of the Rollformers;

         (c) releases or satisfactions of all then existing mortgages or other liens encumbering the Rollformers and releases or terminations of all then existing security interests, if any, encumbering any of the Rollformers, including, but not limited to, the UCC financing statements evidencing a lien in favor of Deutsche Credit Corporation with respect to certain items of machinery and equipment, duly executed on behalf of the secured party and running in favor of Shareholder and Buyer, which releases shall also include a release and waiver of any right to make a claim against Buyer under any applicable bulk transfer laws; and

         (d) any other documents to be executed by the parties in connection with the consummation of the transactions contemplated hereunder in accordance with the terms of this Agreement, all as executed by Shareholder, and such other documents and instruments executed by Shareholder as are reasonably requested by Buyer.

         SECTION 4.5 PRORATIONS AT CLOSING. Prior to the Closing, Seller shall file all necessary tax returns, including, but not limited to, the South Carolina personal property tax return on form PT300 for the 1996 calendar year, and pay all delinquent taxes, including penalties and interest, and all assessments which are or could become a lien on the Real Property. Any such delinquent taxes or assessments remaining unpaid as of the Closing Date shall be a credit against payment of that portion of the Purchase Price. A portion of all real estate taxes and business (personal property) taxes for 1996 shall be prorated through Closing Date, based on 365-day year and, if undetermined, on the most recent available tax rates and valuations, giving effect to applicable exemptions, recently voted millage, changes in valuation, etc., whether or not certified. If the real estate taxes or assessments are increased after the Closing for any period prior to Closing so that the credit given to Buyer at the Closing for unpaid real estate taxes or assessments is not sufficient to compensate Buyer for the full amount of such taxes and assessments, then, upon Buyer's delivery to Seller of the relevant tax bill(s) identifying the increased taxes or assessments, Seller shall reimburse Buyer for the deficiency.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller hereby represents and warrants to and covenants with Buyer and its successors and assigns as follows:

         SECTION 5.1 ORGANIZATION; AUTHORITY; SUBSIDIARIES. Seller is a corporation, duly organized, validly existing under the laws of New York and has all requisite corporate power and authority to (i) own, lease, and operate its properties, and (ii) carry on its business as now presently conducted and as proposed to be conducted. Seller is duly qualified to do business in South Carolina and in any other jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on such Seller's business, assets, or financial condition taken as a whole. Seller has no subsidiaries and does not own any capital stock of or other equity interest in any other entity.

         SECTION 5.2 VALIDITY AND EXECUTION OF AGREEMENT. Seller has full legal right, capacity, and power and all requisite corporate authority and approval required to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder. The board of directors of Seller has approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller. Shareholder, as the sole shareholder of Seller, has taken all necessary corporate action to approve this Agreement and the transactions contemplated hereunder and each of the other agreements required to be entered into pursuant hereto by Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors, and
(ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Seller hereby represents and warrants that it has received adequate and sufficient consideration for its execution and delivery of this Agreement, including, without limitation, the performance of its obligations under Article XIII hereof.

         SECTION 5.3 Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

         (a) violate, conflict with, or result in a breach of or default under any of the terms, provisions, or conditions of the certificate of incorporation or bylaws of Seller or any statute, regulation, order, judgment, decree, or ruling of any applicable court, governmental agency, or regulatory authority or any agreement or instrument to which Seller is a party or by which any of its properties or assets is bound;

         (b) result in the creation of any lien, charge, or encumbrance upon any of the Purchased Assets;

         (c) terminate, delay, or give any party thereto the right to terminate, delay, amend, abandon, or refuse to perform any provision of any agreement or instrument to which Seller is a party and which affects or relates in any way to the Purchased Assets;

         (d) accelerate or give any party thereto the right to accelerate or modify the time within which, or the terms under which, Seller is to perform any such agreement or instrument affecting the Purchased Assets; or

         (e) require the consent or approval of any other person, governmental authority, or other entity, or any notice to or filing with any such person, authority, or entity, other than consents to be obtained by Seller and delivered at the Closing.

         SECTION 5.4 FINANCIAL STATEMENTS. From and after August 17, 1995, Seller has maintained its books of account in accordance with applicable laws, rules, and regulations and with generally accepted accounting principles, consistently applied; and all such books and records are complete and correct in all material respects, fairly and accurately reflect the income, expenses, assets, and liabilities of Seller, including the nature thereof and the transactions giving rise thereto, and provide a fair and accurate basis for the preparation of the Financial Statements. Seller has delivered the 1994 Financial Statements, the Unaudited 1995 Financial Statements, and the Unaudited March 31, 1996 Balance Sheet to Buyer prior to the execution of this Agreement. The unaudited balance sheet of Seller as of December 31, 1994, included in the Unaudited 1995 Financial Statements, the Unaudited 1995 Financial Statements, and the Unaudited March 31, 1996 Balance Sheet have been and, upon the delivery thereof in accordance with Section 8.11 hereof, the Audited 1995 Financial Statements shall have been, prepared in conformity with generally accepted accounting principles, consistently applied, are or shall be complete and correct in all material respects, separately show the effect of any operations discontinued by Seller during the periods covered, and present fairly the financial position of Seller, as of the dates of such statements, and the results of operations and changes in financial position of Seller for the periods covered thereby. Seller is not obligated, by guaranty, as co-signer, or otherwise, to repay any indebtedness or to satisfy any other Liability of Shareholder or any other third party. Seller has no Liabilities (absolute, accrued, contingent, or otherwise) other than:

         (a) those set forth or reserved against on the balance sheets of Seller which are a part of the Financial Statements;

         (b) those incurred since March 31, 1996, in the ordinary course of business and in arm's length transactions, as the same shall be reflected on the books and records of Seller as of the Closing Date;

         (c) those that would arise after the Closing Date under contracts, leases, agreements, licenses, commitments, and orders to be assumed by Buyer pursuant to Section 2.3 hereof; and

         (d) those specifically described on Schedule 1.2(b) hereto or specifically disclosed elsewhere on the Schedules hereto.

         SECTION 5.5 TAXES AND OTHER PAYMENTS. Seller has, or on or before the Closing Date will have, paid and discharged all federal, state, local, and foreign taxes, interest, penalties, or other payments required, as the case may be, to be paid on or before the Closing Date in respect of the Purchased Assets and its business, operations, and employees, and Seller has, or on or before the Closing Date will have, duly and timely filed all tax reports and returns required in connection therewith to be filed by it on or before the Closing Date. On the Closing Date, Seller will have incurred no federal, state, local, or foreign tax Liability (other than income taxes that have not become due and payable) after the end of the period covered in its tax returns for the 1995 fiscal year that are not reflected in the balance sheets of Seller that are a part of the Financial Statements. Seller has not received notice of any tax deficiency outstanding, proposed, or assessed against it or in respect of it, nor has Seller executed any waiver of any statute of limitations on the assessment or collection of any tax. Seller has no knowledge of any valid basis for any tax deficiency which could be proposed or assessed against, or in respect of, it. There are no income tax liens upon, pending against, or, to the best knowledge of Seller, threatened against any asset of Seller. The federal income tax returns of Seller have never been examined by the Internal Revenue Service.

         SECTION 5.6 REAL PROPERTY. Seller has no interest as owner, lessee, or otherwise in any real estate used in the operation of the Automotive Business, except the Real Property. With respect to the Real Property, Seller hereby represents, warrants, and covenants to and with Buyer as follows:

         (a) no defect or condition of the Real Property or interest of any third party exists which materially impairs the current use of the Real Property by Seller or the planned use of the Real Property by Buyer;

         (b) the Real Property, as currently used by Seller, is not in violation in any material respect of any applicable federal, state, or local statute, ordinance, order, requirement, law, rule, or regulation (including without limitation, building, fire code, zoning, or environmental laws) affecting the Real Property;

         (c) no notice of violation of any applicable federal, state, or local statute, law, ordinance, rule, regulation, order, or requirement, or of any covenant, condition, restriction, or easement affecting the Real Property or with respect to the use or occupancy of the Real Property, has been given to

Seller by any governmental authority having jurisdiction over the Real Property or by any other person entitled to enforce the same;

         (d) to the best of Seller's knowledge, there is not (i) any intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any lien upon the Real Property, (ii) any intended or proposed federal, state, or local statue, ordinance, order, requirement, law, or regulation (including, but not limited to, zoning changes) which would materially adversely affect the current use of the Real Property, or
(iii) any suit, action, claim, or legal, administrative, arbitration, or other proceeding or governmental investigation pending, threatened, or contemplated against or affecting the Real Property;

         (e) there are no encroachments onto the Real Property of any improvements on any adjoining property which interfere with the operation of the Plant as presently conducted, and no improvement on the Real Property necessary to the operation of the Plant as presently conducted encroaches on any adjoining property, and all utility service lines for the Real Property are located within the boundary lines of the Real Property, within lands dedicated to public use or within recorded easements for such lines;

         (f) no unpaid for improvements have been made or materials, machinery, or fuel delivered to or labor performed on the Real Property which might form the basis of a mechanic's or materialman's lien on the Real Property and Seller has not received a copy of any affidavit or notice of mechanic's or materialman's lien which may be filed against the Real Property;

         (g) all bills for water, sewer, and other utilities which have been issued prior to the date hereof have been paid in full; and

         (h) Seller is currently complying in all material respects with all covenants, conditions, restrictions, easements, and similar matters affecting the Real Property.

         SECTION 5.7 TITLE. On the Closing Date, Seller will have good and marketable title to the Purchased Assets, including the Real Property in fee simple, subject to no pledges, liens, or other charges of any kind, or other encumbrances, except as have been approved by Buyer or except such matters which will be released at the Closing.

         SECTION 5.8 LITIGATION. Except as set forth on Schedule 5.8 hereto, there is no litigation, at law or in equity, no arbitration proceeding, and no proceeding before any commission or other administrative or regulatory authority pending or, to the knowledge of Seller, threatened against Seller or affecting the Purchased Assets or Seller's right to carry on its business as conducted on the date hereof. Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Seller is not presently engaged in any legal action to recover monies due to it or damages sustained by it with respect to any of the Purchased Assets.

         SECTION 5.9 DISPOSITION OF ASSETS. During the period between March 31, 1996, and the Closing Date, Seller has not sold or otherwise disposed of, without the prior written consent of Buyer, any of Seller's assets that are used in connection with or otherwise relate in any way to the Automotive Business, except in the ordinary course of business and for good value.

         SECTION 5.10 CONSENTS. In each case where any of the Purchased Assets are not transferable to Buyer, or cannot be purchased by Buyer pursuant to this Agreement, without the consent of another party, Seller has obtained all such consents of such other party in writing to the transfer of such properties to Buyer pursuant to this Agreement or will obtain such consents prior to the Closing Date, and will deliver such consents to Buyer prior to the Closing.

         SECTION 5.11 ESSENTIAL ASSETS. There is no material asset (i) used by Seller in the operation of the Automotive Business, or (ii) without which the Automotive Business could not be conducted as presently conducted, which is not owned by Seller, except as otherwise disclosed in this Agreement; all such assets owned by Seller are encompassed within the Purchased Assets, and are on the date hereof, and on the Closing Date will be, in good operating condition and repair, ordinary wear and tear excepted.

         SECTION 5.12 LICENSES AND PERMITS. Seller holds all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, all governmental or regulatory bodies that are required in order to permit it to carry on the Automotive Business so as to comply in all material respects with all applicable statutes, regulations, rules, and orders. Schedule 1.2(w)(7) hereto sets forth a list of all material governmental permits, licenses, registrations, and other governmental consents (federal, state and local) which Seller has obtained in connection with its operations and properties. To the best knowledge of Seller, all such permits, licenses, registrations, and consents are in full force and effect and in good standing. Seller has not received any notice of any claim of revocation nor does Seller have any knowledge of any event which might give rise to such a claim.

         SECTION 5.13 CONTRACTS. Schedule 1.2(ff) hereto contains a true and complete list of all of Seller's Contracts, except purchase orders and sales contracts entered into by Seller in the ordinary course of business and which do not involve in excess of $5,000, individually, or $10,000 in the aggregate. All of Seller's Contracts are valid and in full force and effect and constitute the legal, valid, and binding obligations of Seller and, to the best knowledge of Seller, constitute the legal, valid, and binding obligations of the other parties thereto, and there are no existing defaults by Seller or, to the best knowledge of Seller, by any other party thereunder and, to the best knowledge of Seller, no event, act, or omission has occurred which (with or without notice, lapse of time, or the happening or occurrence of any other event) would result in a default thereunder. No other party to any such contract, lease, agreement, license, commitment, or order has asserted the right, and no basis exists for the assertion of any right, to renegotiate the terms or conditions of any such contract, lease, agreement, license, commitment, or order. None of the Seller's Contracts is in excess of the normal, ordinary, and usual requirements of its business or at any excessive terms or prices, and no loss of a Seller's Contract could reasonably be expected to create a material adverse change in the Purchased Assets, the financial condition of Seller in relation to the Automotive Business, or the Buyer's ability to operate the Automotive Business following the Closing, based on current levels of operations and in keeping with customary practices.

         SECTION 5.14 INTELLECTUAL PROPERTY

         (a) Schedule 1.2(w)(4) contains a list of all patents, copyrights, trademarks, service marks, trade names, and brand names owned, controlled, or licensed by Seller (whether registered with any state or federal authority or not) that are used by Seller in connection with the operation of the Automotive Business, together with a summary description and full information in respect of any of such items. Except as set forth on Schedule 1.2(w)(4), Seller, owns the entire right, title, and interest in and to any and all such patents, copyrights, trademarks, service marks, trade names, and brand names and each such item is in full force and effect, not currently being challenged in any way, and not involved in any pending (or, to the knowledge of Seller, threatened) infringement or interference proceeding. No intellectual property other than that listed on Schedule 1.2(w)(4) is required in order to operate the Automotive Business. Specifically, and without in any way limiting the generality of the foregoing, Seller has licensed certain intellectual property from Shareholder, as the same is listed on Schedule 1.2(w)(4). Such license is valid and in full force and effect and neither Seller nor Shareholder is in default under the same.

         (b) The use of the patents, copyrights, trademarks, service marks, trade names and brand names of Seller has not, and pending the Closing will not, involve infringement, nor has Seller been advised of any claim of infringement, of any patent, copyright, trademark, service mark, trade name, or other proprietary right of others.

         SECTION 5.15 CUSTOMERS AND SUPPLIERS. Schedule 5.15 sets forth a list of all of the customers and the suppliers of Seller in excess of $50,000 (in terms of purchases) during the fiscal year ended December 31, 1995. Except as previously disclosed to Buyer in writing, Seller is unaware of any loss or threatened loss of any customer or supplier listed on Schedule 5.15 or any other customer, supplier, or account of Seller material to the Purchased Assets or the Automotive Business.

         SECTION 5.16 LABOR RELATIONS. No employees of Seller are covered by any collective bargaining agreements. Seller has complied in all material respects with applicable laws, rules, and regulations relating to the employment of labor, including without limitation those relating to wages, hours, equal employment opportunity, and payment of social security and similar taxes. Seller is not engaging in and has not engaged in any unfair labor practice, and there are no complaints against Seller pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of Seller. There are no representation questions, arbitration proceedings, labor strikes, slow-downs or stoppages, or material grievances pending or, to the best knowledge of Seller, threatened with respect to its employees.

        SECTION 5.17 ENVIRONMENTAL MATTERS.

         (a) Seller has obtained all permits, licenses, and other authorizations which are required under the Environmental Laws. Seller is in compliance with the terms and conditions of all such permits, licenses, and authorizations, and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder.

         (b) No notice, notification, demand, request for information, citation, summons, or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any governmental or other entity with respect to any permit, license, or authorization required in connection with the conduct of the business of Seller or with respect to any generation, treatment, storage, recycling, transportation, disposal, or any Release of any Hazardous Material generated by Seller.

         (c) Seller has not handled any Hazardous Material, other than as a generator, on the Real Property; no PCBs (polychlorinated biphenyls) are or have been present on the Real Property; no asbestos is or has been present at the Real Property; there are no underground storage tanks for Hazardous Materials, active or abandoned, at, on, or under the Real Property; no Hazardous Materials have been released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation, or order, at, on, or under the Real Property; and no Hazardous Materials have been otherwise released at, on or under the Real Property.

         (d) Seller has not transported or arranged for the transportation of any Hazardous Material to any location which is listed on the Priorities List or which is the subject of federal, state, or local enforcement actions or other investigations which may lead to claims against Seller for clean-up costs, remedial work, damages to natural resources, or for personal injury claims, including, but not limited to, claims under CERCLA.

         (e) No Hazardous Material generated by Seller has been recycled, treated, disposed of, or released by Seller on the Real Property.

         (f) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Seller and the Real Property is not listed or proposed for listing on the Priorities List.

         (g) There are no liens of any nature whatsoever arising under or pursuant to any Environmental Laws on the Real Property, no government actions have been taken or are in process which could subject the Real Property to any such liens, and Seller would not be required to place any notice or restrictions relating to the presence of Hazardous Materials at the Real Property or in any deed to the Real Property.

         (h) There have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in possession of Seller in relation to the Real Property which have not been made available to Buyer.

         SECTION 5.18      EMPLOYEE BENEFITS.

         (a) Schedule 5.18 hereto contains a true and complete list of all Employee Benefit Plans maintained by Seller at any time. All such Employee Benefit Plans comply in all material respects with ERISA and the Code. Seller represents that at least a post-1984 favorable determination letter is in effect for all qualified plans of Seller, and that the said plans have at all times been administered in operational compliance with the Code, including the Tax Reform Act of 1986, and subsequent legislation. As of the date hereof, Seller does not have any liability on account of any failure to pay benefits under any such plan nor is Seller aware of any claim pending or threatened to be brought by any party regarding such matter. No prohibited transaction has occurred with respect to any such plan that would result, directly or indirectly, in the imposition of any excise tax under Section 4975 of the Code; nor has any reportable event under Section 4043 of ERISA occurred with respect to any such plan. All reporting and disclosure requirements of ERISA and the Code have been met by all such plans. Seller is not required to contribute to any Employee Benefit Plan that is a "multi-employer plan" within the meaning of Section 3(37) of ERISA. Seller shall not, with respect to each Employee Benefit Plan, transfer or otherwise cause Buyer to incur withdrawal liability within the meaning of ERISA Section 4201, et. seq., or as such liability is defined in any employee welfare benefit plan or trust, and Buyer shall in no manner become a "successor employer," as defined in ERISA, with respect to any such plans.

         (b) Seller has delivered to Buyer complete and correct copies of all Employee Benefit Plans sponsored by Seller for its employees, including each trust or other agreement under which any trustee or custodian holds funds or property of the plan and the most recently prepared financial actuarial reports and currently effective Internal Revenue Service rulings or determination letters in respect thereof. Seller does not maintain, except as disclosed in writing to Buyer, any deferred compensation, excess benefit, incentive plans, non-qualified plans, or other plans not included in Section 3(3) of ERISA. Seller has provided to Buyer all such plans, including employment agreements, health or life insurance, sick leave, disability, death benefit, and severance arrangements, and all personnel and employee handbooks. Seller has not as of the date hereof announced or otherwise made a commitment to create any Employee Benefit Plan except as disclosed in writing to Buyer.

         (c) Seller has complied fully with ERISA and any and all other applicable laws and regulations in connection with the termination of any Employee Benefit Plans that have been terminated by Seller at any time prior to the date of this Agreement. Seller has no ongoing liability with respect to any such terminated Employee Benefit Plans.

         SECTION 5.19 INSURANCE. The Plant and the Purchased Assets are insured by Seller. Schedule 5.19 lists all such insurance policies presently maintained by Seller, showing the types of coverage, policy expiration dates, policy numbers, and policy limits as to each such policy. Seller has delivered copies of all such policies to Buyer prior to the date of this Agreement. All such policies pursuant to which coverage exists are in full force and effect and have been issued under valid policies for the benefit of Seller by insurance carriers licensed to do business in the proper jurisdictions. Except as described on
Schedule 5.19, there are no pending claims against Seller for personal injuries, products liability, or property or other damage under any insurance policy heretofore or presently issued to Seller.

         SECTION 5.20 LOSSES. Since March 31, 1996, Seller has not sustained any loss on account of fire, flood, accident, or other calamity of such character as to interfere materially with the continued operation of the Automotive Business regardless of whether or not such loss was covered by insurance.

         SECTION 5.21 INCREASES IN COSTS. Seller has no knowledge that leads it to believe that the acquisition of the Purchased Assets by Buyer will cause the costs or expenses incurred by Buyer in the operation of the Automotive Business following the Closing to increase significantly over those currently paid or incurred by Seller in the operation of the Automotive Business.

         SECTION 5.22 BROKERS. Neither Seller, nor any of its officers, directors, or employees, have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated herein.

         SECTION 5.23 ABSENCE OF CERTAIN CHANGES. Since March 31, 1996, there has been no material adverse change in the business, operations, financial condition, or prospects of the Automotive Business or in the condition of any of the Purchased Assets, and there are no events with respect to any of the foregoing, or the assets or properties of others leased or used by Seller that, to the best knowledge of Seller, threaten to disrupt, prevent, or impair the conduct of the Automotive Business in a materially adverse manner.

         SECTION 5.24 RELIANCE. All documents, records, and other information attached as schedules hereto have been prepared by Seller and furnished to Buyer or Buyer's representatives by Seller, and fairly, accurately, and completely present (in a manner consistent with prior periods) the matters purported to be presented therein. Seller acknowledges that such documents were furnished at the request of Buyer or Buyer's representatives and that such documents, records, and other information have been relied upon by Buyer or Buyer's representatives (to the extent of Seller's representations and warranties set forth in the preceding sentence) as an inducement to the execution and delivery of this Agreement.

         SECTION 5.25 DISCLOSURE. Neither this Agreement nor any certificate, schedule, list, or other instrument or information required to be furnished by Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

         SECTION 5.26 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Article V and all other information with respect to Seller and the Purchased Assets that has been or will be supplied to Buyer by Seller, will be true, complete, and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. No examination, inspection, investigation, or audit by Buyer or its agents shall in any way affect, diminish, or terminate any of the representations, warranties, or covenants of Seller contained in this Agreement. All of the representations and warranties of Seller contained herein shall, notwithstanding any such examination, inspection, investigation, or audit, survive the Closing and remain in full force and effect for a period of one year after the Closing Date, with the exception of the representations and warranties contained in Sections 5.5, 5.10, 5.12, 5.17, 5.18, and 5.22 hereof, which shall remain in full force and effect for a period of three years after the Closing Date. The maximum liability of Seller for a breach of any of the representations and warranties contained herein shall be limited to the total of the balance, if any, of the Post-Closing Adjustment Escrow Amount remaining after the payments to be made pursuant to clauses 3.3(a)(1) and (2) hereof, plus the amount of the Holdback Amount, except that the representations and warranties contained in Sections 5.5, 5.10, 5.12, 5.17, 5.18, and 5.22 hereof shall not be subject to such limitation.


                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER
                  ---------------------------------------------

         To the extent that any representation or warranty contained herein is limited by reference to the knowledge of Shareholder, such knowledge is based solely upon the actual knowledge of the Managing Directors of the General Partner of Shareholder and that of any other senior employee of either Shareholder or the General Partner of Shareholder who is either acting in a management capacity or serving as a financial or accounting officer. Shareholder hereby represents and warrants to and covenants with Buyer and its successors and assigns as follows:

         SECTION 6.1 VALIDITY AND EXECUTION OF AGREEMENT. Shareholder has full legal right, capacity, and power and all requisite corporate authority and approval required to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder. The managing directors of Shareholder have approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Shareholder. Shareholder, as the sole shareholder of Seller, has taken all necessary corporate action to approve this Agreement and the transactions contemplated hereunder and each of the other agreements required to be entered into pursuant hereto by Seller. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Shareholder hereby represents and warrants that it has received adequate and sufficient consideration for its execution and delivery of this Agreement, including, without limitation, the performance of its obligations under Article XIII hereof.

         SECTION 6.2 CONFLICTS. The execution and delivery of this Agreement by Shareholder and the consummation of the transactions contemplated hereby do not and will not:

         (a) violate, conflict with, or result in a breach of or default under any of the terms, provisions, or conditions of the organizational or governing documents of Shareholder or any statute, regulation, order, judgment, decree, or ruling of any applicable court, governmental agency, or regulatory authority or any agreement or instrument to which Shareholder is a party or by which any of its properties or assets is bound;

         (b) result in the creation of any lien, charge, or encumbrance upon any of the Purchased Assets;

         (c) terminate, delay, or give any party thereto the right to terminate, delay, amend, abandon, or refuse to perform any provision of any agreement or instrument to which Shareholder is a party and which affects or relates in any way to the Purchased Assets;

         (d) accelerate or give any party thereto the right to accelerate or modify the time within which, or the terms under which, Shareholder is to perform any such agreement or instrument affecting the Purchased Assets; or

         (e) require the consent or approval of any other person, governmental authority, or other entity, or any notice to or filing with any such person, authority, or entity, other than consents to be obtained by Seller and delivered at the Closing.

         SECTION 6.3 LITIGATION. There is no litigation, at law or in equity, no arbitration proceeding, and no proceeding before any commission or other administrative or regulatory authority pending or, to the knowledge of Shareholder, threatened against Shareholder or Seller except as disclosed on Schedules 5.8 and 6.3 and such litigation does not affect the Purchased Assets or the Rollformers, or Seller's right to carry on its business as conducted on the date hereof. Shareholder is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Shareholder is not presently engaged in any legal action to recover monies due to it or damages sustained by it with respect to any of the Rollformers.

         SECTION 6.4 DISCLOSURE. Neither this Agreement nor any certificate, schedule, list, or other instrument or information required to be furnished by Shareholder pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

         SECTION 6.5 TAXES AND OTHER PAYMENTS. Shareholder has, or on or before the Closing Date will have, paid and discharged all federal, state, local, and foreign taxes, interest, penalties, or other payments required, as the case may be, to be paid on or before the Closing Date in respect of the Rollformers, and Shareholder has, or on or before the Closing Date will have, duly and timely filed all tax reports and returns required in connection therewith to be filed by it on or before the Closing Date. Shareholder has not received notice of any tax deficiency outstanding, proposed, or assessed against it or in respect of it, nor has Shareholder executed any waiver of any statute of limitations on the assessment or collection of any tax. Shareholder has no knowledge of any valid basis for any tax deficiency which could be proposed or assessed against, or in respect of, it. There are no income tax liens upon, pending against, or, to the best knowledge of Shareholder, threatened against any asset of Shareholder.

         SECTION 6.6 TITLE. On the Closing Date, Shareholder will have good and marketable title to the Rollformers, subject to no pledges, liens, or other charges of any kind, or other encumbrances, except such matters which will be released at the Closing.

         SECTION 6.7 DISPOSITION OF ASSETS. During the period between March 31, 1996, and the Closing Date, Shareholder has not sold or otherwise disposed of any of the Rollformers.

         SECTION 6.8 CONSENTS. In each case where any of the Rollformers are not transferable to Buyer, or cannot be purchased by Buyer pursuant to this Agreement, without the consent of another party, Shareholder has obtained all such consents of such other party in writing to the transfer of such properties to Buyer pursuant to this Agreement or will obtain such consents prior to the Closing Date, and will deliver such consents to Buyer prior to the Closing.

         SECTION 6.9 INSURANCE. The Rollformers are insured by Shareholder.
Schedule 5.19 lists all such insurance policies presently maintained by Shareholder or Seller relating to the Rollformers, showing the types of coverage, policy expiration dates, policy numbers, and policy limits as to each such policy.

         SECTION 6.10 LOSSES. Since March 31, 1996, Shareholder has not sustained any loss on account of fire, flood, accident, or other calamity of such character as to interfere materially with the continued operation of the Rollformers regardless of whether or not such loss was covered by insurance.

         SECTION 6.11 INCREASES IN COSTS. Shareholder has no knowledge that leads it to believe that the acquisition of the Rollformers by Buyer will cause the costs or expenses incurred by Buyer in the operation of the Automotive Business following the Closing to increase significantly over those currently paid or incurred by Shareholder or Seller in the operation of the Automotive Business.

         SECTION 6.12 ABSENCE OF CERTAIN CHANGES. Since March 31, 1996, there has been no material adverse change in the operation or in the condition of any of the Rollformers, and there are no events with respect to any of the foregoing, that, to the best knowledge of Shareholder, threaten to disrupt, prevent, or impair the conduct of the Automotive Business in a materially adverse manner.

         SECTION 6.13 REPRESENTATIONS AND WARRANTIES. Shareholder hereby represents and warrants to and covenants with Buyer and its successors and assigns that the representations and warranties of Shareholder contained in this
Article VI and all other information with respect to Shareholder, Seller, and the Purchased Assets that has been or will be supplied to Buyer by Shareholder, are in all material respects true, complete, and correct and will be true, complete, and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Shareholder hereby represents and warrants to and covenants with Buyer and its successors and assigns that, to the best of Shareholder's knowledge, the representations and warranties of Seller contained in Article V hereof are true, complete, and correct and will be true, complete, and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. No examination, inspection, investigation, or audit by Buyer or its agents shall in any way affect, diminish, or terminate the representations, warranties, or covenants of Shareholder contained in this Agreement. All of the representations and warranties of Shareholder contained herein shall, notwithstanding any such examination, inspection, investigation, or audit, survive the Closing and remain in full force and effect for a period of one year after the Closing Date, with the exception of the representations and warranties of Shareholder with respect to the representations and warranties of Seller contained in Sections 5.5, 5.10, 5.12, 5.17, 5.18, and 5.22 hereof, which shall remain in full force and effect for a period of three years after the Closing Date. The maximum liability of Shareholder for a breach of any of the representations and warranties contained herein shall be limited to the total of the balance, if any, of the Post-Closing Adjustment Escrow Amount remaining after the payments to be made pursuant to clauses 3.3(a)(1) and (2) hereof, plus the amount of the Holdback Amount, except that the representations and warranties of Shareholder with respect to the representations and warranties of Seller contained in Sections 5.5, 5.10, 5.12, 5.17, 5.18, and 5.22 hereof shall not be subject to such limitation.

                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer hereby represents and warrants to and covenants with Seller, Shareholder, and their respective successors and assigns as follows:

         SECTION 7.1 ORGANIZATION. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         SECTION 7.2 VALIDITY AND EXECUTION OF AGREEMENT. Buyer has the full legal right, capacity, and power and all requisite corporate authority and approval required to enter into, execute, and deliver this Agreement and to perform fully its obligations hereunder. The board of directors of Buyer has approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Buyer. This Agreement has been duly executed and delivered on behalf of Buyer and constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         SECTION 7.3 CONFLICTS. The execution and delivery of this Agreement and the performance by Buyer of the transactions contemplated hereby do not and will not (i) violate or conflict with any of the provisions of the certificate of incorporation or bylaws of Buyer or any statute, regulation, order, judgment, decree, or ruling of any applicable court, governmental agency, or regulatory authority to which Buyer is a party or by which any of its properties or assets is bound, or (ii) require the consent or approval of any person, governmental authority, or other entity or any notice to or other filing with any such person, authority. or entity.

         SECTION 7.4 BROKERS. Neither Buyer nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated herein, with the exception of Goldman, Sachs & Co., oHG. All fees, commissions, and expenses of Goldman, Sachs & Co., oHG shall be paid by Buyer.

         SECTION 7.5 DISCLOSURE. Neither this Agreement nor any certificate, schedule, list, or other instrument or information required to be furnished by Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         SECTION 7.6 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Article VII and all other information with respect to Buyer that has been or will be supplied to Seller by Buyer, will be true, complete, and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.


                                  ARTICLE VIII

                 PRE-CLOSING COVENANTS OF SELLER AND SHAREHOLDER
                 -----------------------------------------------

         Seller hereby represents, warrants, covenants, and agrees with Buyer and, where and to the extent indicated, Shareholder and Seller hereby, jointly and severally, represent, warrant, covenant, and agree with Buyer that, for and during the period from and after June 30, 1996, until the Closing:

         SECTION 8.1 CONFIDENTIALITY. Seller and Shareholder shall keep confidential, shall not disclose to any third party, and shall not use in any manner inconsistent with the transactions contemplated by this Agreement any information or documents obtained from Buyer concerning Buyer's assets, properties, business, or operations, unless (i) readily ascertainable from public or published information or trade sources, (ii) already known or subsequently developed by Seller or Shareholder independently of any information obtained from Buyer, (iii) received from a third party not under any obligation to Buyer to keep such information confidential, or (iv) required to be disclosed by law or by order of any court or governmental agency.

         SECTION 8.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. At any and all reasonable times prior to the Closing Date, Buyer shall be entitled, through its employees, representatives, and lenders, to make such examination, inspection, investigation, or audit of the Purchased Assets, the Plant, and the operation of the Businesses as Buyer may desire. Any such examination, inspection, investigation, or audit shall be conducted at reasonable times and under reasonable circumstances and Seller shall cooperate fully therein. In connection with any such examination, inspection, investigation, or audit, Seller shall (i) provide access to the representatives of Buyer to the Plant and all of the Purchased Assets, (ii) furnish the representatives of Buyer with all such information and copies of such documents concerning the operation and affairs of the Businesses as such representatives may reasonably request, including without limitation, books of account, records, market studies and reports, consultant studies and reports, Seller's Contracts, customer lists, appraisals, valuation, and other material or information in the possession of Seller relating to the Plant, the operation of the Businesses, or the Purchased Assets, and (iii) cause their respective officers, employees, consultants, agents, accountants, and attorneys to cooperate fully with such representatives in connection with such examination, inspection, investigation, or audit and to make full disclosure to Buyer of all material facts affecting the financial condition and operations of the Businesses. No investigations by Buyer shall diminish or obviate any of the representations, warranties, covenants, or agreements of Seller or Shareholder under this Agreement.

         SECTION 8.3 ACQUISITION PROPOSALS. Unless and until this Agreement shall have been terminated by either party pursuant to Article XI hereof, neither Seller nor Shareholder shall (i) directly or indirectly, solicit, encourage, initiate, entertain, consider, or participate in any negotiations or discussions with respect to any Acquisition Proposal, or (ii) disclose any information not customarily disclosed to any person or entity or provide access to its properties, books, or records or otherwise assist or encourage any person or entity in connection with any Acquisition Proposal. Seller and Shareholder will promptly communicate to the other parties hereto the occurrence, nature, and terms of any Acquisition Proposal that it may receive.

         SECTION 8.4 CONDUCT OF BUSINESS. Except to the extent that Buyer has expressly waived in writing the requirements of this Section 8.4, Seller shall:
(i) conduct the Automotive Business only in the ordinary course, in the same manner as its has been conducted prior to the date hereof (including, without limitation, that Seller shall not make disproportionately large payments to any creditor or group of creditors) and in such a manner so that the representations and warranties contained in Article V hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date (except as otherwise expressly contemplated herein); and (ii) not sell or otherwise dispose of any assets, other than the sale of inventory in the ordinary course of business, provided that Seller shall not sell or otherwise dispose of any inventory during the period from June 30, 1996, and July 7, 1996, inclusive. Similarly, no dividends, increases in compensation, material contracts, or other non-routine changes will be made, entered into, or agreed to, and Seller generally will conduct itself and the Automotive Business so as to preserve the goodwill of its customers, suppliers, and others.

         SECTION 8.5 TERMINATION OF ROLLFORMER LEASES. Shareholder and Seller agree that (i) a certain Lease Agreement between Shareholder and Seller, dated June 1, 1993, and (ii) a certain Assembly and Lease Agreement between Shareholder and Seller, dated January 1, 1994, are hereby terminated effective immediately prior to the Closing, to enable the Shareholder to sell the Rollformers to the Buyer free and clear of such agreements pursuant to the terms hereof.

         SECTION 8.6 TERMINATION OF EMPLOYEES. Seller shall terminate all employees of Seller effective as of the Closing Date.

         SECTION 8.7 NOTICE OF EVENTS. Seller and Shareholder shall promptly notify Buyer of (i) any event, condition, or circumstance that would constitute a violation or breach of this Agreement, (ii) any event, occurrence, transaction, or other item which would have been required to have been disclosed on any schedule or statement delivered hereunder had such event, occurrence, transaction, or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of Seller and Shareholder made hereunder materially misleading, and
(iii) Seller's entering into any contract affecting any of the Purchased Assets.

         SECTION 8.8 ENVIRONMENTAL. Seller shall provide Buyer with (i) copies of any and all prior environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of Seller in relation to the Real Property or any property or facility now or previously owned or leased by Seller which is adjacent to the Real Property, (ii) copies of any and all notifications, permits, licenses, or communications with any environmental agency with regard to compliance with any Environmental Laws in relation to the Real Property, (iii) reasonable access to the Real Property for the purpose of carrying out any environmental investigations, studies, audits, tests, reviews, or other analyses, (iv) all reasonable cooperation in transferring or renewing any permits or licenses required for compliance with Environmental Laws, and (v) all reasonable cooperation in assuring continuing compliance with Environmental Laws.

         SECTION 8.9 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing Date, Seller shall promptly supplement or amend the Schedules to this Agreement to reflect any matter hereafter arising which, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in such Schedules; provided, however, that no such supplement or amendment shall have the effect of curing any inaccuracy or misrepresentation in any representation or warranty contained in this Agreement or any breach thereof.

         SECTION 8.10 AGREEMENT TO VOTE. Shareholder hereby covenants and agrees to vote the shares of Seller as follows: (i) in favor of the adoption of this Agreement and the approval of the sale of the Purchased Assets to Buyer; (ii) against the approval of any Acquisition Proposal made by or on behalf of any person or entity other than Buyer or another affiliate of Buyer; and (iii) against any other transaction which is inconsistent with the obligation of Seller to consummate the transactions contemplated by this Agreement in accordance with this Agreement. Shareholder further agrees that, during the term of this Agreement, Shareholder will not sell or otherwise voluntarily dispose of any of the shares of Seller which are owned by Shareholder or take any other voluntary action which would have the effect of removing Shareholder's power to vote the shares that Shareholder presently has the power to vote or which would otherwise be inconsistent with this Agreement.

         SECTION 8.11 DELIVERY OF THE AUDITED 1995 FINANCIAL STATEMENTS. Seller or

Shareholder shall deliver to Buyer a copy of the Audited 1995 Financial Statements immediately upon receipt of the same by Seller or Shareholder.

         SECTION 8.12 RISK OF LOSS. Risk of loss to all of the Purchased Assets and the Rollformers shall be borne by Seller or Shareholder until the Closing and, if all or any part of the Real Property or any material part of the balance of the Purchased Assets or the Rollformers is substantially damaged or destroyed before the Closing Date, Buyer may (a) proceed with the transaction, whereupon Buyer shall be entitled to all insurance money, if any, payable to Seller or Shareholder under all policies covering the Purchased Assets or the Rollformers, or (b) rescind this Agreement and thereby release all parties from liability hereunder, by giving written notice to Seller and Shareholder within ten days after Buyer has written notice of such damage or destruction. Failure by Buyer to so notify Seller and Shareholder shall constitute an election to proceed with the transaction.


                                   ARTICLE IX

                         PRE-CLOSING COVENANTS OF BUYER
                         ------------------------------

         Buyer hereby covenants and agrees with Seller and Shareholder that, for and during the period from and after the date hereof through the Closing Date, Buyer shall keep confidential, shall not disclose to any third party, and shall not use in any manner inconsistent with the transactions contemplated by this Agreement any information or documents obtained from Seller concerning its assets, properties, business, or operations, unless (i) readily ascertainable from public or published information or trade sources, (ii) already known or subsequently developed by Buyer independently of any information obtained from Seller, (iii) received from a third party not under any obligation to Seller to keep such information confidential, or (iv) required to be disclosed by law or by order of any court or governmental agency.


                                    ARTICLE X

                              CONDITIONS TO CLOSING
                              ---------------------

         SECTION 10.1 CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES. The obligations of Seller, Shareholder, and Buyer to consummate the transactions contemplated under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions, either or both of which may be waived in a writing signed by all such parties:

         (a) There shall be no litigation or administrative proceedings pending or threatened against Buyer, Seller, or Shareholder on the Closing Date which, if successful, would prohibit the consummation of the transactions contemplated by this Agreement or materially affect the value of such transactions to any party.

         (b) There shall be no pending action by any creditor of Seller the purpose of which is to attach any of the Purchased Assets or the proceeds of the sale thereof or to prevent the transactions contemplated by this Agreement, whether or not instituted under the Bulk Transfer Act provisions of the General Statutes of South Carolina, or otherwise.

         SECTION 10.2 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to consummate the transactions contemplated under this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in a writing signed by both such parties:

         (a) The representations and warranties of Seller and Shareholder contained in this Agreement shall be true, complete, and correct on and as of the Closing Date with the full force and effect as though made on and as of the Closing Date.

         (b) Seller and Shareholder shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         (c) Shareholder, as the sole shareholder of Seller, shall have taken all necessary corporate action to approve this Agreement and the transactions contemplated hereunder and each of the other agreements required to be entered into pursuant hereto by Seller.

         (d) At least two business days prior to the Closing Date, Buyer shall have obtained, a title insurance commitment and such endorsements as Buyer may reasonably require, on a form reasonably acceptable to Buyer, for an owner's title insurance policy with respect to the Real Property, on forms and in amounts reasonably acceptable to Buyer. Such commitment shall show that fee simple title to the Real Property is in the name of Seller and that the Real Property is free and clear of any liens, encumbrances, and other exceptions to title, except real estate taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the property for the business being conducted thereon. At Closing, Seller shall deliver the owner's title policy in accordance with such commitment, with the cost of such policy, including attorney search and related fees and expenses and conveyance stamp or other transfer taxes, to be shared equally by Buyer and Seller.

         (e) At least two business days prior to the Closing Date, Buyer shall have obtained, with the expenses to be shared equally by Buyer and Seller, a current land survey of the Real Property, conducted by a duly licensed land surveyor approved by Buyer and, unless otherwise agreed by Buyer, shall be a duly certified ALTA/ACSM field survey, which shall confirm to Buyer's reasonable satisfaction that the Real Property is not subject to any easements, restrictions, set backs, encroachments, or other limitations except utility and other easements that do not interfere with the use of the Real Property for the business being conducted thereon, and that the Real Property is not located in any flood hazard area and has free, unrestricted, commercially reasonable, and direct access for vehicular ingress and egress to and from abutting dedicated public streets or highways.

         (f) Seller and Shareholder shall have delivered duly executed counterparts of all deeds, bills of sale, assignments, certifications, affidavits, opinions, agreements, title insurance policy, surveys, reports, and other documents required of them pursuant to this Agreement.

         (g) All of Seller's Contracts shall be transferable and continuing and any necessary third party consents to such transfer and continuity shall have been obtained.

         (h) Buyer shall have received a written report of its independent environmental consultant, covering the Real Property and the operation of the Plant, which written report shall be satisfactory in form and substance to Buyer as to all matters covered thereby, and Buyer shall have received an engineering report on the Plant prepared by a licensed engineer or architect hired by Buyer which is satisfactory to Buyer in all respects and indicates that the buildings and other improvements and utilities servicing the buildings on the Real Property are in good structural and operating condition and available for their intended use, that all mechanical systems are in good condition and that no extraordinary repair or expense or cost should be anticipated with respect to such buildings, other improvements, utilities, or mechanical systems during a period of one year following the Closing.

         (i) Buyer shall receive from Seller releases from the South Carolina Department of Taxation and any other applicable taxing authority, in form satisfactory to Buyer, to the effect that Seller's sales tax and income withholding tax obligations have been satisfied or a waiver of any claim against Buyer, satisfactory to Buyer, and a release of any lien on any of the Purchased Assets.

         SECTION 10.3 Conditions to Seller's and Shareholder's Obligations. The obligations of Seller and Shareholder to consummate the transactions contemplated under this Agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in a writing signed by both such parties:

         (a) The representations and warranties of Buyer contained in this Agreement shall be true, complete, and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         (b) Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

         (c) Buyer shall have made all payments, and shall have delivered duly executed counterparts of all certifications, affidavits, opinions, agreements, and other documents required of it pursuant to this Agreement.

                                   ARTICLE XI

                                   TERMINATION
                                   -----------

         SECTION 11.1 TERMINATION BY AGREEMENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of all of the parties hereto.

         SECTION 11.2 TERMINATION FOR FAILURE OF CONDITIONS. The parties may terminate this Agreement by giving written notice to the other parties specifying the basis for such termination, as follows: (i) any party may terminate this Agreement if the condition specified in paragraph 10.1(a) hereof has not been fulfilled on or before the Closing Date; (ii) Buyer may terminate this Agreement if any of the conditions specified in paragraph 10.1(b) or
Section 10.2 hereof have not been fulfilled on or before the Closing Date; and
(iii) Seller or Shareholder may terminate this Agreement if any of the conditions specified in Section 10.3 hereof have not been fulfilled on or before the Closing Date.

         SECTION 11.3 PROCEDURES UPON TERMINATION. Upon any termination of this Agreement, the parties shall have no further liability or obligation hereunder, except that the covenants contained in Section 8.1 and Article IX hereof shall survive any termination of this Agreement and except that Seller and Shareholder have certain continuing liabilities and obligations to Insilco under the ARUP Stock Purchase Agreement and certain other agreements, instrument, and other documents. Upon any termination of this Agreement, each party shall be obligated to pay its own legal, accounting, and other fees and expenses incurred with respect to this Agreement and the transactions contemplated herein.

                                   ARTICLE XII

                                PERSONNEL MATTERS
                                -----------------

         SECTION 12.1 EMPLOYEES. Buyer may, but shall not be obligated to, offer employment to any of Seller's current or former employees as new employees of Buyer, but this shall not be deemed to create any obligation on the part of Buyer or any contract of continuing employment or of employment for a definite term between Buyer and any such current or former employee of Seller. Buyer may also, but shall not be obligated to, engage or contract with any agent or representative previously engaged by or contractually related to Seller.

         SECTION 12.2 OBLIGATIONS TO EMPLOYEES THROUGH THE CLOSING DATE. Except as disclosed on Schedule 12.2 hereto, at the Closing, Seller shall have satisfied all of its accrued (or accruable) obligations with respect to its employees, agents, and representatives, including without limitation, obligations relating to payroll, commissions, bonuses, payroll taxes benefit plans, hospitalization, COBRA, WARN, vacation and sick pay, and any other fringe benefits with respect to work performed through the Closing Date, whether or not the employees, agents, or representatives have any vested rights therein. Buyer shall have no responsibility whatsoever with respect to any such obligations relating to payroll, payroll taxes, benefit plans, hospitalization, COBRA, WARN, vacation and sick pay, and any other fringe benefits with respect to work performed through the Closing Date, whether or not the employees have any vested rights therein. Buyer shall have no responsibility whatsoever with respect to any such obligations, and is not assuming or continuing any of Seller's Employee Benefit Plans or other fringe benefits, or any bargaining agreements which Seller may have with its employees.

         SECTION 12.3 OBLIGATIONS TO EMPLOYEES AFTER THE CLOSING DATE. Buyer shall have no liability whatsoever to employees of Seller or to any federal, state, or local authority with respect to accrued pension benefits under any employee pension benefit plan for such employee's service with Seller under such plan, whether or not any of such employees are offered employment by, or become employees of, Buyer. Buyer agrees, contingent upon the occurrence of the Closing, to provide after the Closing Date to those employees of Buyer who shall have been participating employees of Seller immediately prior to the Closing Date, benefits substantially similar to those under the plan currently provided to them by Seller; and provided further, that nothing expressed in this Section
12.3 shall prevent Buyer from modifying, limiting, or terminating such health insurance benefits, or from substituting other health insurance benefits or another health insurance carrier therefor, at any time.


                                  ARTICLE XIII

                                 INDEMNIFICATION
                                 ---------------

         SECTION 13.1 INDEMNIFICATION BY BUYER. Buyer agrees to defend, indemnify, and hold Seller and Shareholder harmless from and against any and all liability, assessment, loss, cost, expense, and damage, including reasonable fees for consultants and attorneys, arising out of or resulting from (i) any breach of warranty or representation made by Buyer in this Agreement, or the non-performance of any covenant, obligation, contract, or commitment to be performed or assumed by Buyer pursuant to this Agreement, (ii) any of the Assumed Liabilities, or (iii) Buyer's operation of the Automotive Business from and after the Closing Date. Seller and Shareholder shall promptly notify Buyer of any action, suit, or proceeding which is commenced, or any claim, demand, or assessment which is asserted against Seller and Shareholder in respect of which Seller and Shareholder propose to demand indemnification and Buyer shall diligently defend against or satisfy the same, and Seller and

Shareholder shall make no settlement as to any of such matters so long as Buyer is actively contesting the same in good faith and has not exhausted its remedies.

         SECTION 13.2 INDEMNIFICATION BY SELLER AND SHAREHOLDER.

         (a) Seller and Shareholder, jointly and severally, agree to defend, indemnify, and hold Buyer harmless from and against any and all liability, assessment, cost, expense, and damage, including reasonable fees for consultants and attorneys, arising out of or resulting from:

                  (1) any breach of a warranty or representation made by Seller or Shareholder in this Agreement, or the non-performance of any covenant or obligation to be performed by Seller or Shareholder pursuant to this Agreement;

                  (2) any Retained Liabilities; and

                  (3) any Liability or any claim made against any or all of the Purchased Assets arising out of or in any way relating to the failure of Seller to comply with the bulk transfer laws of the State of South Carolina, Section 36-6-101, et seq., of the General Statutes of South Carolina, but only to the extent that the aggregate of such claims exceeds the Bulk Sales Escrow Amount and irrespective of whether such Bulk Sales Escrow Amount is applied to satisfy such Liabilities or claims, or other obligations of Seller arising pursuant to Section 3.3
         (a) above.

         (b) Buyer shall promptly notify Seller and Shareholder of any action, suit, or proceeding which is commenced against, or any claim, demand, or assessment which is asserted against Buyer or any of the Purchased Assets in respect of which Buyer proposes to demand indemnification and Seller or Shareholder shall diligently defend against or satisfy the same. Buyer shall make no settlement or payment as to any of such matters without Seller's and Shareholder's written consent so long as Seller or Shareholder is actively contesting the same in good faith and has not exhausted its remedies with respect thereto.

         (c) Buyer shall be entitled to set-off against the Bulk Sales Escrow Amount the amount of any and all Liabilities of Seller or Shareholder to Buyer under clause 13.2(a)(3) hereof, from time to time following the Closing Date as such Liabilities are incurred or otherwise determined, in accordance with the terms of the ARUP Stock Purchase Agreement and the following terms and conditions:

                  (1) At any time and from time to time following the Closing Date, Buyer and Seller shall jointly, in writing, direct the Escrow Agent to (i) promptly pay to Buyer the aggregate amount of any and all such Liabilities then payable to Buyer pursuant to the right of set-off granted under this paragraph 13.2(c), and (ii) retain the balance of the Bulk Sales Escrow Amount in the Escrow to be held and disbursed in accordance with this paragraph 13.2(c); and

                  (2) On the date that is one year after the Closing Date, Buyer and Seller shall jointly, in writing, direct the Escrow Agent to pay to Seller the amount of any balance of the Bulk Sales Escrow Amount remaining on that date, less the amount reasonably necessary to satisfy any and all pending claims by Buyer under paragraph 13.2(c) hereof.

         (d) Buyer shall be entitled to set-off against the Holdback Amount the amount of any and all Liabilities of Seller or Shareholder to Buyer under paragraph 13.2(a) hereof, from time to time following the Closing Date as such Liabilities are incurred or otherwise determined, in accordance with the terms of this Agreement and the ARUP Stock Purchase Agreement.

         SECTION 13.3 SURVIVAL. The obligations set forth in this Article XIII shall survive the Closing and remain in full force and effect for a period of one year after the Closing Date, with the exception of the obligations of Seller and Shareholder to indemnify Seller with respect to breaches of the warranties and representations contained in Sections 5.5, 5.10, 5.12, 5.17, 5.18, and 5.22 hereof, which shall survive and remain in full force and effect for a period of three years after the Closing Date.

         SECTION 13.4 LIMITATION OF LIABILITY. The maximum liability of Seller and Shareholder under clause 13.2(a)(3) hereof shall be limited to the sum of the Bulk Sales Escrow Amount plus the Holdback Amount and the maximum liability of Seller and Shareholder for a breach of any of the representations and warranties contained in this Agreement shall be limited to the Holdback Amount, except that the representations and warranties contained in Sections 5.5, 5.10, 5.12, 5.17, 5.18, and 5.22 hereof shall not be subject to such limitation.


                                   ARTICLE XIV

                                  MISCELLANEOUS
                                  -------------

         SECTION 14.1 FURTHER ASSURANCES AND COOPERATION. After the Closing, Buyer shall have such access as it may reasonably request during regular business hours to the corporate, business, and financial records being retained by Seller pertaining to the business, properties, and activities of Seller which are being acquired by Buyer pursuant to this Agreement. Seller shall have reasonable access during regular business hours to the books, records, and other documents of Seller being transferred to Buyer pursuant to this Agreement pertaining to the fiscal years prior to and including the Closing Date to the extent necessary for the corporate accounting and tax purposes of Seller and for the final settlement of the transactions contemplated by this Agreement. All such books, records, and documents shall be retained by the party having possession for the periods required by law, if any. The parties shall cooperate in making required records available for audit purposes. Seller agrees that at any time and from time to time after the Closing Date each will execute such written assurances as Buyer shall reasonably request in order to vest and confirm in Buyer the title to the Purchased Assets to be, and intended to be, sold and transferred to Buyer pursuant to this Agreement. Seller shall give Buyer reasonable cooperation in asserting warranty claims, if any, against the vendors with respect to any of the Purchased Assets.

         SECTION 14.2 REMEDIES UPON DEFAULT. Seller and Shareholder recognize that if Seller or Shareholder breaches this Agreement or fails or refuses to perform its obligations under the terms hereof, monetary damages alone may not be adequate compensation to Buyer. Therefore, upon such a breach, failure, or refusal to perform, Buyer shall, at its option, be entitled to (i) obtain specific performance of the terms of this Agreement, in which event Buyer shall also be entitled to recovery of reasonable attorney's fees and other costs of enforcing its rights hereunder, or (ii) bring suit at law or equity for money or other damages. In any action to enforce the provisions of this Agreement, Seller and Shareholder shall waive the defense that there is an adequate remedy at law or equity and Seller and Shareholder further agree that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond, or furnish other security.

         SECTION 14.3 NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally,
(ii) mailed by certified mail, return receipt requested, (iii) sent by facsimile and confirmed by first-class mail, or (iv) sent by commercial overnight courier, to the parties at their respective addresses and facsimile numbers set forth below. All such notices shall be deemed to have been duly given at the earliest of the times that they are delivered personally in accordance with clause (i) above, deposited in the U.S. mails or other appropriate governmental mail service in accordance with clause (ii) above, sent by facsimile in accordance with clause (iii) above, provided that the required confirmation is sent, or two days after having been delivered to a commercial overnight courier if delivered in accordance with clause (iv) above.

         (a)      If to Buyer, to:

                           Mr. Robert L. Smialek
                           President
                           Insilco Corporation
                           425 Metro Place North
                           Fifth Floor
                           Dublin, Ohio 43017
                           Facsimile:  (614) 791-3195

                  with a copy to:

                           Kenneth H. Koch, Esq,
                           Vice President and General Counsel
                           Insilco Corporation
                           425 Metro Place North
                           Fifth Floor
                           Dublin, Ohio 43017
                           Facsimile:  (614) 791-3195

         (b)      If to Seller, to:

                           Mr. Peter Brede
                           President
                           c/o Helmut Lingemann GmbH & Co.
                           Am Deckershauschen 62
                           4211 Wuppertal, Germany
                           Facsimile:  49-202-7094211

                  with copies to:

                           Everette L. Doffermyre, Esq.
                           Doffermyre Shields Canfield Knowle & Devine
                           Suite 1600
                           1355 Peachtree Street
                           Atlanta, Georgia  30309
                           Facsimile:  (404) 881-3007

                  and:

                           Dr. Ulrich Jungst

                           Gorg
                           Konrad-Adenauer-Ufer 21
                           D-50668 Cologne, Germany
                           Facsimile:  49-221-916 44 30

         (c)      If to Shareholder, to:

                           Messrs. Peter Brede and Horst Lingemann
                           Managing Directors
                           Helmut Lingemann GmbH & Co.
                           Am Deckershauschen 62
                           4211 Wuppertal, Germany
                           Facsimile:  49-202-7094211

                  with a copy to:

                           Dr. Ulrich Jungst
                           Gorg
                           Konrad-Adenauer-Ufer 21
                           D-50668 Cologne, Germany
                           Facsimile:  49-221-916 44 30

or to such other address as any party or parties may advise the other parties in writing.

         SECTION 14.4 EXPENSES. Each party shall be obligated to pay its own legal, accounting, and other fees and expenses incurred with respect to this Agreement and the transactions contemplated herein, including, without limitation, any fees payable to any investment banker or brokers retained by each. Seller shall also be charged with the cost of discharging any liens or encumbrances not accepted by Buyer, and with the cost of bulk sales compliance. Buyer shall pay any fees or costs incurred in connection with an audit or review of the Financial Statements that it requests. Each party will be responsible for all taxes, including federal withholding and state workers' compensation and unemployment taxes, sales, purchase and use taxes, which are the legal obligation of that party, regardless of the period to which they apply or when they are payable.

         SECTION 14.5 TRANSFER TAXES AND SIMILAR CHARGES. All costs of transferring the Purchased Assets in accordance with this Agreement, including recordation and conveyance fees, and deed transfer, excise, sales, or use taxes, shall be borne by Seller. Buyer will execute tax exemption certificates which are appropriate and requested by Seller.

         SECTION 14.6 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Ohio, without reference to its conflicts of laws principles.

         SECTION 14.7 Construction. The captions preceding the Articles and Sections in this Agreement have been inserted for convenience only and shall not be used to modify, expand, or construe any of the provisions of this Agreement.

         SECTION 14.8 SUPERSESSION. This Agreement and the documents to be delivered pursuant hereto constitute the entire Agreement between the parties hereto with respect to the subject matter contained therein, and they supersede all prior and contemporaneous agreements, representations, and understandings of the parties, express or implied, oral or written.

         SECTION 14.9 AMENDMENTS. This Agreement may not be amended or modified in any way except in a writing signed by all of the parties hereto.

         SECTION 14.10 ASSIGNMENT. This Agreement may not be assigned by any party without prior written consent of the other parties; provided, however, that Buyer may assign this Agreement to a wholly owned subsidiary of Insilco or Buyer or to any other affiliate of either of them and provided, further, that Buyer shall be entitled to assign its right to indemnification by Seller and Shareholder pursuant to SECTION 13.2 hereof, to any lender or lenders to Buyer or Insilco without the consent of Seller or Shareholder.

         SECTION 14.11 BINDING EFFECT.This Agreement shall be binding upon the heirs, successors, and permitted assigns of the respective parties hereto.

         SECTION 14.12 PARTIES IN INTEREST. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective heirs, successors, and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third party any right of subrogation over or action against any party to this Agreement.

         SECTION 14.13 PUBLICITY. Prior to the Closing, the parties hereto shall not make any public release of information regarding matters contemplated herein except (i) that a joint press release in agreed form may be issued by the parties after execution of this Agreement, (ii) the parties hereto may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other parties hereto or the prompt consummation of the transactions contemplated by this letter, and (iii) as required by law.

         SECTION 14.14 INTERPRETATION. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

         SECTION 14.15 WAIVER. Any provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefit of such provision.

         SECTION 14.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement.

         SECTION 14.17 ENTIRE AGREEMENT. This Agreement, together with the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement among Seller, Shareholder, and Buyer with respect to the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              Buyer:
                              ------

                              HHI ACQUISITION CORP.


                              By:  /s/ Robert F. Heffron
                                   ----------------------------------------
                                   Robert F. Heffron, Executive Vice
                                   President

                              Seller:
                              -------

                              HELIMA-HELVETION
                              INTERNATIONAL, INC.


                              By:  /s/ Peter Brede
                                   ----------------------------------------
                                   Peter Brede, President


                              Shareholder:
                              ------------

                              HELMUT LINGEMANN GmbH & CO.


                              By:  /s/ Peter Brede
                                   ----------------------------------------
                                   Peter Brede, Managing Director


                                INSILCO GUARANTY

         Insilco hereby guarantees the payment of Buyer's obligations under
Article XIII of this Agreement.

                              INSILCO CORPORATION

                              By: /s/ Robert F. Heffron
                                 ----------------------------------------
                                 Robert F. Heffron, Executive Vice President